As filed with the Securities and Exchange Commission on May 6, 2022
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROCEPT BioRobotics Corporation
(Exact name of Registrant as specified in its charter)

Delaware	26-0199180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

900 Island Drive Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)
2021 Equity Incentive Award Plan
2021 Employee Stock Purchase Plan
(Full Title of the Plan)
Reza Zadno, Ph.D.
Chief Executive Officer
900 Island Drive
Redwood City, California 94065
(650) 232-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Alaleh Nouri Chief Legal Officer Jonathan Stone Associate General Counsel 900 Island Drive Redwood City, California 94065 (650) 232-7200	B. Shayne Kennedy Drew Capurro Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, California 92626 (714) 540-1235

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission for the purpose of registering an additional 2,620,548 shares of common stock, par value $0.00001 per share, of PROCEPT BioRobotics Corporation (the “Registrant”), issuable under the following employee benefit plans for which registration statement on Form S-8 (File No. 333-259586) is effective: (i) the 2021 Equity Incentive Award Plan which, as a result of an automatic annual increase provision therein, added 2,183,790 shares of common stock, and (ii) the 2021 Employee Stock Purchase Plan which, as a result of the operation of an annual increase provision therein, added 436,758 shares of common stock.
Pursuant to General Instruction E to Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Form	Incorporated by Reference Date	Number	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation, as in effect upon the closing of the initial public offering	S-1/A	09/08/21	3.1

4.2	Amended and Restated Bylaws, as in effect upon the closing of the initial public offering	S-1/A	09/08/21	3.2

5.1	Opinion of Latham & Watkins LLP				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm				X

24.1	Power of Attorney (included on signature page)				X

99.1	2021 Equity Incentive Award Plan	S-1/A	09/08/21	10.11

99.1(a)	Form of Option Agreement under the 2021 Equity Incentive Award Plan	S-1/A	09/08/21	10.11(a)

99.1(b)	Form of RSU Agreement under the 2021 Equity Incentive Award Plan	S-1/A	09/08/21	10.11(b)

99.2	2021 Employee Stock Purchase Plan	S-1/A	09/08/21	10.12

107	Fee Filing Table				X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 6th day of May, 2022.

PROCEPT BioRobotics Corporation

By:	/s/ Reza Zadno
Reza Zadno, Ph.D.
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Reza Zadno and Kevin Waters, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Reza Zadno	Director and Chief Executive Officer	May 6, 2022
Reza Zadno, Ph.D.	(Principal Executive Officer)

/s/ Kevin Waters	Chief Financial Officer	May 6, 2022
Kevin Waters	(Principal Financial and Accounting Officer)

/s/ Frederic Moll	Director and Chair of the Board	May 6, 2022
Frederic Moll, M.D.

/s/ Antal Desai	Director	May 6, 2022
Antal Desai

/s/ Amy Dodrill	Director	May 6, 2022
Amy Dodrill

/s/ Taylor Harris	Director	May 6, 2022
Taylor Harris

/s/ Thomas Krummel	Director	May 6, 2022
Thomas Krummel, M.D.

/s/ Colby Wood	Director	May 6, 2022
Colby Wood

/s/ Elisabeth Sandoval-Little	Director	May 6, 2022
Elisabeth Sandoval-Little

/s/ Mary Garrett	Director	May 6, 2022
Mary Garrett